UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2025

SENSEONICS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37717	47-1210911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20451 Seneca Meadows Parkway Germantown, MD 20876-7005
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (301) 515-7260

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SENS	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Master Asset Purchase Agreement

On December 31, 2025 (the “Execution Date”), Senseonics Holdings, Inc. (the “Company”), Senseonics, Incorporated, a wholly-owned subsidiary of the Company (“Senseonics Inc.” and together with the Company, the “Purchaser Parties”) and Ascensia Diabetes Care Holdings AG (the “Seller”) entered into a master asset purchase agreement (the “Master Asset Purchase Agreement”), pursuant to which, among other things, the Purchaser Parties agreed to acquire Seller’s and as applicable, Seller’s affiliates’, right, title and interest in and to certain assets related Seller’s marketing, selling and distribution of the Eversense® product in the United States (such assets, the “U.S. Purchased Assets”). Pursuant to the terms of the Master Asset Purchase Agreement, the Purchaser Parties agreed to assume certain liabilities and obligations associated with the U.S. Purchased Assets (the “U.S. Assumed Liabilities” and together with the U.S. Purchased Assets, the “U.S. Asset Purchase”), including, but not limited to, certain liabilities under the contracts transferred to the Purchaser Parties under the Master Asset Purchase Agreement, liabilities arising out of the use or ownership of the transferred assets after the closing, and liabilities and obligations arising from certain employees whose employment is transferred to Senseonics Inc. pursuant to new employment letter agreements with Senseonics Inc. The U.S. Asset Purchase closed on January 1, 2026 (the “U.S. Closing”).

Subject to the terms and conditions of the Master Asset Purchase Agreement, as well as the negotiation and execution of local asset purchase agreements (the “Local Purchase Agreements”) by the Seller and the Purchaser Parties, the Purchaser Parties and/or their affiliates intend to acquire certain additional assets related to Seller’s commercial Eversense CGM activities in Italy, Germany, Spain and Sweden (such assets, the “European Purchased Assets”) and in connection therewith will agree to assume certain liabilities and obligations associated with the European Purchased Assets (the “European Assumed Liabilities” and together with the European Purchased Assets, the “European Asset Purchases”). The European Asset Purchases remain subject to further negotiation and the execution of Local Purchase Agreements to be entered into by Seller and/or its affiliates and the Purchaser Parties and/or their respective affiliates, which the parties will use commercially reasonable efforts to conclude in January 2026. The closing of each of the European Asset Purchases will be subject to the terms and conditions set forth in the Master Asset Purchase Agreement and the Local Purchase Agreements to be entered into between the parties, and would be expected to close on or before June 30, 2026 (the “European Closings” and, together with the U.S. Closing, the “Closings”).

Pursuant to the Master Asset Purchase Agreement, in conjunction with the U.S. Closing, the Purchaser Parties will pay the Seller an aggregate cash payment of approximately $1.1 million, which primarily represents the Reference Balance Sheet Value (as defined in the Master Asset Purchase Agreement) of the acquired U.S. Purchased Assets (consisting of items such as inventory, pre-paid software licenses, and the asset value of certain car leases), subject to certain post-closing purchase price adjustments as set forth in the Master Asset Purchase Agreement. With respect to the European Closings, it is expected that the Purchaser Parties will make a cash payment under each Local Purchase Agreement of the respective Reference Balance Sheet Value based on the acquired European Purchased Assets, which are primarily expected to consist of inventory.

The Master Asset Purchase Agreement contains customary representations, warranties, conditions and covenants, including covenants (i) concerning the conduct of business by the Seller prior to the Closings and (ii) prohibiting the Seller and its representatives from soliciting or encouraging any other acquisition inquiry, proposal or offer and indemnification by each of the parties. In addition, the Seller and the Purchaser Parties have agreed to reasonably cooperate with each other and use (and shall cause their respective affiliates to use) their respective reasonable best efforts to take or cause to be taken all actions, and to do or cause to be done all things, reasonably necessary to consummate the transactions contemplated by the Master Asset Purchase Agreement, including, after Local Purchase Agreements are executed, the European Asset Purchases.

Each party’s obligation to consummate the transactions contemplated by the Master Asset Purchase Agreement is conditioned upon certain closing conditions, including the accuracy of the other party’s representations and warranties as of the Closings, subject, in certain instances, to certain materiality and other thresholds, the performance by the other party of its obligations and covenants under the Master Asset Purchase Agreement in all material respects, the absence of material adverse events and the absence of any injunction or other legal prohibitions preventing consummation of the transactions contemplated by the Master Asset Purchase Agreement and such conditions shall apply to the European Closings. In addition, the European Closings are expected to be subject to closing conditions required by the Local Purchase Agreements, which are anticipated to include without limitation certain regulatory clearances, consents or non-objection with respect to the transfer of tender contracts, and the conclusion required labor and employment processes.

Amended and Restated Collaboration and Commercialization Agreement

In connection with entering into the Master Asset Purchase Agreement, Senseonics Inc. and the Seller entered into an Amended and Restated Collaboration and Commercialization Agreement (the “A&R Collaboration Agreement”) on the Execution Date, which amended and restated that certain Collaboration and Commercialization Agreement, dated August 9, 2020, between Senseonics Inc. and the Seller, as amended to date (the “Existing Agreement”). Pursuant to the A&R Collaboration Agreement, the Seller’s right to market Eversense products in the U.S. have been terminated and the rights in the European Territories have been made non-exclusive. In order to support the orderly transition of the business pending the European Closings and the transfer of tender contracts in certain European Territories the Seller has agreed to continue to sell and market the Eversense product in the European Territories in a manner consistent with the A&R Collaboration Agreement and agreed upon performance standards. These rights and obligations apply from January 1, 2026 until the later of January 1, 2027, the transfer of all tender contracts, or the wind down of certain other commercial activities. Following the U.S. Closing, the Seller has no further rights to revenues from the sale of Eversense products in the U.S. Pursuant to the A&R Collaboration Agreement, effective January 1, 2026, Senseonics, Inc. will be entitled to 100% of the revenues derived from the sale of Eversense products in the European Territories. Senseonics will pay for certain transition services, and certain other costs, to maintain and achieve the orderly transition of the commercial operations in the European Territories, as outlined under “Transition Services Agreement” below.

In conjunction with the execution of the Master Asset Purchase Agreement, and the A&R Collaboration Agreement (collectively, the “Agreements”), each party has agreed to certain indemnification obligations and limitations, as well a mutual release of the other party’s direct obligations relating to the transactions contemplated by the Agreements, subject to certain exceptions.

In connection with the execution of the Master Asset Purchase Agreement and Koichiro Sato’s resignation from the board of directors of the Company, as described in Item 5.02 of this report, PHC Holdings Corporation, the parent company of the Seller, has advised the Company that it will not effect any transactions in the securities of the Company during the twelve month period ending December 31, 2026.

The foregoing descriptions of the Agreements are not complete and are qualified in its entirety by reference to the Master Asset Purchase Agreement and the A&R Collaboration Agreement, each of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Transition Services Agreement

In connection with entering into the Local Purchase Agreements and the European Asset Purchases, Senseonics Inc. and the Seller intend to enter into a transition services agreement with the Seller (the “Transition Services Agreement”), pursuant to which the Seller would provide Senseonics Inc. with certain transition services in the European Territories to maintain the value of the business, support the preparation and execution of the transfer of operations to new Senseonics legal entities in the European Territories, and provide for the continuity of commercial operations relating to the Eversense product in the European Territories. Senseonics expects that it will pay certain costs and service fees under this arrangement. Services expected to be provided include support in the areas of logistics and ordering, payment and collections, claims processing, with respect to performance under tender contracts in the European Territories, IT and systems migration, business employee support, finance and operations support, regulatory compliance, and other agreed services, in each case, expected to be provided until dates up to June 30, 2026, subject to extension in certain cases.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which include, but are not limited to, statements regarding or implying the Company’s expectations and intentions regarding the effects of the Agreements and the transactions contemplated thereunder, the completion of the European Closings, the timing, progress and results of the transfer of commercial operations relating to the Eversense product from the Seller to the Purchaser Parties and other statements that do not relate solely to historical or current facts. In some cases, these statements include words like: “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the negotiation, finalization and execution of the Local Purchase Agreements, the ability of the parties to receive the required consents to consummate the European Asset Purchases in one or more European Territories, satisfaction of closing conditions precedent to the consummation of the European Asset Purchases, potential delays in consummating the Closings, the execution costs to the Company of the transactions contemplated by the Agreements and the impact of these costs and other liabilities on the Company’s cash, property and other assets, and uncertainties in connection with the transition of the commercial organization from the Seller to the Company, including potential disruptions in relationships with employees, patients, prescribers, distributors or regulatory authorities. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in the Company’s most recent filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov.

The forward-looking statements included in this report are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Execution Date, in connection with the transactions described in Item 1.01 of this report, Koichiro Sato, Senior Executive Vice President, Representative Director and Chief Operating Officer of PHC Holdings Corporation, the parent company of the Seller, notified the board of directors (the “Board”) of the Company of his resignation from the Board effective immediately. Mr. Sato’s resignation is not due to any disagreements with the Company, management or Board on any matter relating to the Company’s operations, policies, or practices.

Mr. Sato served as a director of the Company pursuant to the designation by PHC Holdings Corporation pursuant to its rights under the Investor Rights Agreement dated as of August 9, 2020 (the “Rights Agreement”). As of the date hereof, PHC Holdings retains the right to designate one individual to serve as a director of the Company. Concurrently with the execution of the Master Purchase Agreement, PHC Holdings Corporation advised the Company that it does not presently intend to exercise its right under the Rights Agreement to designate any individual to serve on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2026	SENSEONICS HOLDINGS, INC.

	By:	/s/ Rick Sullivan
	Name:	Rick Sullivan
	Title:	Chief Financial Officer